Exhibit 14(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of the registration statement on Form N-14 (the “Registration Statement”) of our report dated February 28, 2008 relating to the financial statements and financial highlights of John Hancock Large Cap Select Fund appearing in the December 31, 2007 Annual Report to Shareholders. We also consent to the reference to us under the heading “Financial Statements” in the Statement of Additional Information and “Experts” in the Prospectus/Proxy statement which also constitutes part of this Registration Statement.
We also consent to the incorporation by reference in the Statement of Additional Information dated May 1, 2008 for John Hancock Large Cap Select Fund of our report dated February 28, 2008 relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Report to Shareholders of the John Hancock Large Cap Select Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the May 1, 2008 prospectus for John Hancock Large Cap Select Fund and under the heading “Independent Registered Public Accounting Firm” in the May 1, 2008 Statement of Additional Information for John Hancock Large Cap Select Fund.
Boston, Massachusetts
December 12, 2008